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                                                                    EXHIBIT 12.1

         STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN THOUSANDS)

                                            THREE MONTHS
                                                ENDED
                                              JUNE 30,      YEAR ENDED     YEAR ENDED     YEAR ENDED    YEAR ENDED      YEAR ENDED
                                                2005         MARCH 31,      MARCH 31,      MARCH 31,    MARCH 31,        MARCH 31,
                                             (UNAUDITED)       2005           2004          2003          2002             2001
                                            ------------   ------------   ------------   ------------  ------------    ------------

Consolidated pretax income (loss) from
    continuing operations                   $     (2,251)       (27,352)       (16,944)         2,223        (2,948)         20,129

Net amortization of debt issuance expense            730          2,487          2,191          1,626         1,420           1,389

Interest expense                                   8,347         31,600         31,984         27,048        28,553          31,653

Interest portion of rental expense                   356          1,423          1,442          1,507         1,579           1,766
                                            ------------   ------------   ------------   ------------  ------------    ------------

    Earnings                                $      7,182          8,158         18,673         32,404        28,604          54,937
                                            ============   ============   ============   ============  ============    ============

Interest expense                            $      8,347         31,600         31,984         27,048        28,553          31,653

Net amortization of debt issuance expense            730          2,487          2,191          1,626         1,420           1,389

Interest portion of rental expense                   356          1,423          1,442          1,507         1,579           1,766
                                            ------------   ------------   ------------   ------------  ------------    ------------

    Fixed Charges                           $      9,433         35,510         35,617         30,181        31,552          34,808
                                            ============   ============   ============   ============  ============    ============

    Ratio of Earnings to Fixed Charges               (a)            (a)            (a)          1.07x           (a)           1.58x
                                            ============   ============   ============   ============  ============    ============

(a) The deficiency of earnings required to cover fixed charges for the three months ended June 30, 2005 and the fiscal years ended March 31, 2005, 2004 and 2002 was $2,251, $27,352, $16,944 and $2,948,
         respectively. The deficiency of earnings to cover fixed charges is computed by subtracting earnings before fixed charges, income taxes and discontinued operations from fixed charges. Fixed charges consist of interest expense, net amortization of debt issuance expense, and that portion of operating lease rental expense which we deem to be representative of interest. The deficiency of earnings required to cover fixed charges includes depreciation of property, plant and equipment, amortization of goodwill (in fiscal years ended March 31, 2002 and 2001) and other assets and non-cash charges which are reflected in cost of sales and selling, general and administrative expenses, in the following amounts (in thousands):

                             THREE MONTHS               FISCAL YEAR ENDED
                                ENDED                       MARCH 31,
                               JUNE 30,      ------------------------------------------
                                 2005             2005          2004           2002
                             ------------    ------------   ------------   ------------
Depreciation                 $      4,905          22,594         23,587         26,209
Amortization                           73             457            675          4,175
Non-cash charges (benefit)           (188)          1,768          3,753          4,723
                             ------------    ------------   ------------   ------------
  Total                      $      4,790          24,819         28,015         35,107
                             ============    ============   ============   ============
